                                 EXHIBIT 10.15

                      TERMINATION AND ASSIGNMENT AGREEMENT

     This Termination and Assignment Agreement (this "Agreement") is executed this 31st day of December, 1996, effective December 31, 1996, by and between CENTRAL FIDELITY NATIONAL BANK ("CFB") and JMC Group, Inc., James Mitchell & Co. and JMC Financial Corporation, (collectively "JMC")

                                R E C I T A L S

     On June 4, 1992, JMC and CFB entered into that certain Services Agreement pursuant to which JMC and its Subsidiaries agreed to provide certain services to CFB.

     CFB and JMC have agreed to terminate the Services Agreement in accordance with Section 12.1(b) of such agreement, subject to the terms and conditions set forth below. CFB and JMC previously have manifested their intent to terminate the Services Agreement by execution and delivery of two letters of understanding dated July 11, 1996 and December 23, 1996 (the "Letters of Understanding"). In connection with the termination of the Services Agreement, CFB has agreed to purchase and JMC has agreed to sell, transfer and assign all of its right, title and interest to (1) all asset and renewal fees earned after December 31, 1996 in connection with annuity contracts sold to CFB customers by JMC since the date of inception (the "Asset Fee Income") and (2) all 12b-1 fees earned after December 31, 1996 in connection with non-Market Watch funds sold to CFB customers by JMC since the date of inception (the "12b-1 Fee Income")

     JMC and CFB have entered into certain other agreements and letters of understanding in addition to the Services Agreement as set out below:

     (i) a Mutual Fund Services Agreement dated June 4, 1992, and Supplements and Amendments thereto, by and among James Mitchell & Co. and JMC Financial Corporation and CFB (the "Mutual Fund Agreement"),

     (ii) a Trust Agreement, dated June 4, 1992, by and between James Mitchell & Co. and CFB (the "Trust Agreement"),

     (iii) an Option Agreement, dated June 4, 1992, by and among James Mitchell & Co. and CFB (the "Option Agreement"),

     (iv) a Subcontractor Shareholder Servicing Agreement, dated January 27, 1993, by and among JMC Financial Corporation and CFB,

     (v)   a letter of understanding, dated July 11, 1996, and

     (vi)  a second letter of understanding, dated December 23, 1996

          (collectively (i) through (iv), the "Existing Agreements" and collectively, (v) and (vi), the "Letters of Understanding").

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Services Agreement or the Existing Agreements, as the case may be.

     NOW THEREFORE, in consideration of the premises and mutual covenants and undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                           TERMINATION AND ASSIGNMENT

     1.1  Termination of Services Agreement.  The parties hereby acknowledge
          ---------------------------------
that the Existing Agreements shall be terminated effective December 31,1996 provided, however, that the indemnification provisions of the Existing Agreements and such other provisions of the Existing Agreements and Letters of Understanding which define the responsibilities and duties of the parties after December 31, 1996, shall survive termination.

     1.2  Assignments.
          -----------

          (a) JMC agrees, and agrees to cause its wholly-owned subsidiaries, to
(i) sell, assign, transfer and convey to CFB, or its designee, all of JMC's right, title and interest in and to the Asset Fee Income earned by JMC or its Subsidiaries after December 31, 1996 from Keyport Life Insurance Company and The Life of Insurance Company of Virginia, (collectively, the "Provider Companies") as a result of sales of annuity contracts sold to CFB customers by JMC from June 4, 1992 to and including December 31, 1996, and (ii) to execute any and all documents reasonably required in connection with the JMC Assignment in accordance with the Services Agreement.

          (b) JMC agrees, and agrees to cause its wholly-owned subsidiaries, to
(i) sell, assign, transfer and convey to CFB, or its designee, all of JMC's right, title and interest in and to the 12b-1 Fee Income earned by JMC or its Subsidiaries after December 31, 1996 as a result of sales of mutual funds sold to CFB customers by JMC from June 4, 1992 to and including December 31, 1996, and (ii) to execute any and all documents reasonably required in connection with the JMC Assignment.

     1.3  Consideration.   The parties agree to make the following termination
          -------------
payments in accordance with the Existing Agreements and the Letters of
Understanding:

          (a) The agreed to present value of the future asset fees for annuities and 12b-1 fees for non-Market Watch funds as of and at December 31, 1996 shall be two million one hundred thousand dollars ($2,100,000).

          The purchase price shall be paid in two installments. The first installment of $1,800,000 shall be paid on December 31, 1996 by wire transfer, according to instruction. The second component of $300,000 shall be paid on February 14, 1997.

          (b) pursuant to the terms of the letter of understanding dated July 11, 1996, a transition fee in the amount of $250,000, payable in accordance with the terms of that letter.

          (c) On or prior to February 14, 1997, JMC shall provide CFB with a reconciliation of:

              (i) any Asset Fee Income earned after December 31,1996 and received by JMC from the Provider Companies;

              (ii) any 12b-1 Fee Income earned after December 31,1996 and received by JMC from the Investment Companies; and

              (iii) any Chargebacks processed by the Provider Companies on or after December 31, 1996 which Chargebacks were deducted from amounts paid to JMC.

              It is understood and agreed that upon obtaining the amounts identified in subsection 1.3(c)(i) and (ii) hereto, JMC will promptly pay CFB the amounts set forth and CFB will promptly reimburse JMC for the amounts set forth in subsection 1.3(c)(iii) above. JMC and CFB may agree to setoff the amounts owing from one to the other, such that only one party is obligated to make any transfer of funds.

     1.4  Virginia-based Sales Personnel.   The separate July 11, 1996 letter of
          ------------------------------
understanding between JMC and CFB relating to CFB's right to hire certain of JMC's Virginia-based sales personnel shall remain in full force and effect and CFB shall continue to make all payments due JMC thereunder.

                                  ARTICLE II.

                              SALES AND SERVICING

     2.1 Future Sales. JMC hereby acknowledges that, effective January 1, 1997
         ------------
CFB is free of any restrictions imposed by the Existing Agreements with respect to offering annuity and mutual fund products directly to its customers. CFB shall be entitled to continue to offer to its customers annuity and mutual fund products previously designed and offered by JMC ("JMC Products). CFB shall be entitled to receive all compensation related to any future sales of annuity and mutual fund products, including premiums, asset fees, front end loads and 12b-1 fees. To the extent CFB has not entered into contracts with any Provider Company or mutual fund, Customers will need to contact any such Provider Company or mutual fund directly if they wish to make additional purchases and neither JMC nor CFB will receive any compensation in connection with such additions.

     2.2 Chargebacks. In the event any Customers surrenders a JMC Product during
         -----------
the chargeback period, the Provider Company will chargeback some or all of the front sales commission paid at the time the products was sold ("Chargeback"). JMC and CFB agree CFB is financially responsible for all Chargebacks processed by the Provider Companies on and after January 1, 1997. Such Chargebacks shall be deducted from the Asset Fee Income otherwise payable by the Provider Companies to CFB or paid to JMC by CFB as provided in Section 1.3(c) hereof.

     2.3 Sales Management and Compliance. On and after January 1, 1997, CFB
         -------------------------------
shall have complete and sole responsibility (including financial responsibility) for all sales, sales management and compliance aspects of its annuities program including, without limitation, the following:

         (a) Supervision, management and compensation of the annuity and mutual fund sales force;

         (b) All appointment setting, tracking and reporting;

         (c) All sales support, including product training, promotions, marketing materials and sales personnel inquiries;

         (d) All compliance responsibilities, including suitability reviews and sales supervision; and

         (e) All commission, asset fee and 12b-1 fee accounting with the exception of accounting on the existing block prior to the JMC Assignment of the Asset Fee Income and 12b-1 fee income to CFB.

     2.4  Customer Complaints.
          -------------------

          (a) On and after January 1, 1997, CFB shall have complete and sole responsibility for the research and investigation of all complaints
(whether written or oral) received by JMC, any of its Subsidiaries or affiliates, or by any officer, director, agent or employee of any of them or by CFB, any of its subsidiaries or affiliates, or by any officer, director, agent or employee or any of them, from any person (including state and government agencies, departments, divisions or offices or any self-regulatory organization ("Regulators")) with respect to the sales of JMC Products or the provision of any of the services described in the Existing Agreements ("Customer Complaints") which arise on and after January 1, 1997, including Customer Complaints which arise out of sales made or services provided by JMC, any of its Subsidiaries or affiliates or any officer, director, agent or employee of any of them prior to January 1, 1997. Such responsibility shall include, without limitation, the research and investigation necessary to determine the validity of any Customer Complaint, any and all communication with the complaining person, any former JMC officer, director, employee or agent, or any Provider Company or mutual fund concerning the Customer Complaint. In the event JMC receives any Customer Complaints on and after January 1, 1997, it will forward them promptly to CFB.

        (b) JMC shall have complete and sole responsibility for the resolution of all Customer Complaints which are listed on the attached Schedule 3.4.

        (c) Notwithstanding the foregoing, in the event that any Regulator with jurisdiction over JMC, any of its affiliates or Subsidiaries, or any officer, director, agent or employee of any of them, shall initiate a Customer Complaint or become involved in any manner in any Customer Complaint relating to the sale of JMC Products prior to January 1, 1997, JMC shall be responsible for the research and investigation necessary to determine the validity of such Customer Complaint and any communication with the complaining person, any current or former JMC officer, director, employee or agent, any Provider Company, mutual fund or such Regulator and CFB, its subsidiaries and affiliates, and any officer, director, agent or employee of any of them, shall cooperate with JMC in connection therewith. In the event such Customer Complaint is initiated by the Regulator, JMC shall be responsible for the payment of all sums and other compensation to the complaining person unless CFB is otherwise liable under the indemnification provisions of the Existing Agreements.

        (d) JMC, its affiliates and Subsidiaries will cooperate, and will use their best efforts to cause any current officer, director, employee or agent of any of them, to cooperate with CFB in connection with the research and investigation of any Customer Complaint.

        (e) CFB shall undertake a complete investigation of all Customer Complaints as provided in Section 2.4(a) hereof and its recommendation for resolution and shall provide JMC with a copy of its complete file on any Customer Complaint for which it seeks reimbursement from JMC pursuant to indemnification provisions of the Existing Agreements. Such file shall include at a minimum all written communications from the complaining persons(s) or any written summaries of the complaining persons(s) complaints and allegations prepared by CFB or its employees or agents, any written documentation provided by the licensed representative who sold the product at issue, the confidential customer profile and the customer disclosure form, if any. CFB agrees that in connection with the resolution of any Customer Complaint that it will obtain a written release satisfactory in form and substance to JMC from the complaining person or persons releasing JMC, its affiliates and Subsidiaries, and any officer, director, employee or agent of any of them, from any future liability to such persons(s) prior to paying any compensation to such complaining person or persons. In addition, in connection with the negotiation and resolution of any Customer Complaint, CFB agrees that no licensed representative of CFB will admit or imply orally or in writing that JMC, any of its affiliates or Subsidiaries, or any officer, director, employee or agent or any of them, engaged in any wrongful act or omission or is in any way responsible or liable for any Customer Complaint nor will CFB or any officer or employee of CFB issue any press release or make any statement to the press or general public that would in any way damage or disparage the reputation of JMC, its affiliates or Subsidiaries.

                                 ARTICLE III.

                      JMC REPRESENTATIONS AND WARRANTIES

     3.1  Corporate Authority.   Each of the JMC entities are California
          -------------------
corporations, duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     3.2 Enforceability of Agreement. The execution, delivery and performance of
         ---------------------------
this Agreement by JMC and the consummation by JMC of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This constitutes legal, valid and binding obligations of JMC enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and except as the enforcement of certain provisions thereof may be limited by the application of general equitable principals of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

     3.3 Effect of Agreement. The execution and delivery of this Agreement and
         -------------------
the consummation of all other transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof as well as the terms of all other documents executed in connection herewith by JMC shall not (a) result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement, indenture or other instrument to which JMC is a party or by which it is bound except for agreements with Provider companies that require the consent of such companies to the assignment of JMC's rights which consents are being requested (See Section 3.5 and attachments hereto);
(ii) the Articles of Incorporation or Bylaws of JMC; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which JMC is bound; or (iv) any law, rule or regulation applicable to JMC or (b) require the consent, waiver, approval, license or authorization of, or the filing with, any federal, state or local government, governmental department or agency, with the exception of any required filing with the Securities and Exchange Commission.

     3.4 Disclosure of Customer Complaints. Schedule 3.4 attached hereto
         ---------------------------------
contains a complete and accurate list of all pending or threatened Customer Complaints received by JMC, or any of its subsidiaries or affiliates or by any officer, director, agent or employee of any of them prior to December 15, 1996, from any person and JMC does not know or have reason to know of the existence of any additional or threatened Customer Complaints other than as listed in
Schedule 3.4. JMC has furnished CFB copies of all correspondence and other documents in its possession related to any pending or threatened Customer Complaints. All Customer Complaints received by JMC, or any of its Subsidiaries or affiliates or by any officer, director, agent or employee of any of them, on or after January 1, 1997 will be delivered to CFB to be handled as provided in
Section 2.4 hereof.

     3.5 JMC Annuity Provider Companies. JMC has contacted all of the Provider
         ------------------------------
Companies to request their consent to the JMC Assignment. JMC has also encouraged the Provider Companies to enter into agreements with CFB which would enable CFB to continue to sell JMC Products through its annuity sales program.

                                  ARTICLE IV.

                      CFB REPRESENTATIONS AND WARRANTIES

     4.1 Corporate Authority. CFB is a national banking, duly organized, validly
         -------------------
existing and in good standing under the laws of the United States and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     4.2 Enforceability of Agreement. The execution, delivery and performance of
         ---------------------------
this Agreement by CFB and the consummation by CFB of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement constitutes legal, valid and binding obligations of CFB enforceable against it in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and except as the enforcement of certain provisions thereof may be limited by the application of general equitable principals of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

     4.3 Effect of Agreement. The execution and delivery of this Agreement, the
         -------------------
consummation of all other transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof as well as the terms of all other documents executed in connection herewith by CFB shall not (a) result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement, indenture or other instrument to which either CFB is a party or by which it is bound; (ii) the Articles of Incorporation or Bylaws of CFB; (iii) the Trust Agreement; (iv) any judgment, decree, order or award of any court, governmental body or arbitrator by which CFB is bound; or
(v) any law, rule or regulation applicable to CFB, or (b) require the consent, waiver, approval, license or authorization of, or the filing with, any federal, state or local government, governmental department or agency, the receipt of which CFB has not obtained.


                                  ARTICLE V.

                                  COOPERATION

     The parties hereto shall execute and deliver any such additional documents, and shall take such additional actions as are reasonably requested by the other party hereto, for the purpose of accomplishing the transactions contemplated hereby or carrying out the provisions hereof. In addition, CFB will, to the full extent necessary, assist and cooperate with JMC in negotiations to obtain the consent of the Provider Companies to the JMC Assignment.

                                  ARTICLE VI.

                                 MISCELLANEOUS

     6.1 Notices. All notices that are required or may be given pursuant to the
         -------
terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered or mailed by registered or certified mail postage prepaid, or if sent by telex or telefax (in each case promptly confirmed by registered or certified mail postage prepaid), or by overnight courier, addressed as follows:

     If to CFB, to:  CENTRAL FIDELITY NATIONAL BANK
                     1021 East Cary Street
                     Richmond, VA 232119
                     Attn.: Rick Arthur, Senior V. P.


     If to JMC, to:  JAMES MITCHELL & CO.
                     9710 Scranton Rd. Ste. 100
                     San Diego, California  92121
                     Attn.:  James K. Mitchell, Chairman and
                              Chief Executive Officer
                     Telecopy number:  (619) 450-9102

     6.2  Expenses.   Except as otherwise expressly provided herein, the parties
          --------
hereto shall pay all of their own expenses relating to the transactions contemplated hereby, including, without limitation, the fees and expenses of their respective counsel, accountants, and financial advisors. In the event of litigation or other adversary proceeding with respect to this Agreement or the transactions contemplated hereby, the non-prevailing party shall reimburse the prevailing party for all reasonable attorney's fees and court costs incurred in connection therewith.

     6.3  Amendments.   This Agreement may not be changed orally, but only by
          ----------
agreement in writing signed by the parties hereto. Any provision of this Agreement can be waived, amended, supplemented or modified only by written agreement of the parties hereto.

     6.4  Interpretation.   This Agreement has been negotiated fully and fairly
          --------------
between the parties. If this Agreement becomes the subject of interpretation by a court of law or equity or other third party, this Agreement shall not be construed either against, or in favor of, JMC, CFB or Trustee, by virtue of one of the parties being deemed the draftsman of this Agreement.

     6.5 Severability. Any provision of this Agreement which is invalid, illegal
         ------------
or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof or rendering any other provision of this Agreement invalid, illegal or unenforceable.

     6.6  Successors and Assigns. This Agreement shall inure to the benefit of
          ----------------------
and shall be binding upon the directors, principals, shareholders, successors and assigns of the parties hereto.

     6.7  Dispute Resolution.  In the event of any dispute, claim or controversy
          ------------------
which in any way relates to, results from or arises out of this Agreement or the Interim Services Agreement, any amendment or breach hereof or thereof, or any resulting transactions ("Dispute"), if the Dispute cannot be settled through negotiations, the parties hereto agree to first try in good faith to settle the Dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, as mandated below. Regardless of the outcome of such mediation, each party shall bear its own costs and attorneys' fees and any mediation fees shall be shared by the parties on an equal basis, one-half by JMC and one-half by CFB.

         Thereafter, any remaining Dispute shall be decided by neutral binding arbitration in accordance with the rules of the American Arbitration Association and not by court action. Such arbitration shall be conducted in Richmond, VA. Regardless of the outcome of the arbitration, each party shall bear its own costs and attorneys' fees and any costs of expenses assessed by the American Arbitration Association shall be shared by the parties on an equal basis, one-half by JMC and one-half by CFB and Trustee. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof; provided, however, that no arbitrator shall be permitted to award punitive damages in such arbitration proceeding.

         If any party hereto, after notice thereof, fails to be present or represented at an arbitration hearing, or adjournment thereof, the arbitrator may, nevertheless, in their discretion, proceed with the adjudication of the Dispute.

     6.8  Confidentiality. Neither CFB nor JMC shall disclose any information or
          ---------------
make any public announcement with respect to this Agreement prior to its execution. JMC and CFB will coordinate the content and timing of any internal and public announcements regarding this Agreement.

     6.9  Applicable Law. This Agreement is governed by, and shall be construed
          --------------
and enforced in accordance with, the laws of the State of Virginia, except such laws that would render this choice of laws ineffective.

     6.10 Entire Agreement. This Agreement evidences the entire agreement of the
          ----------------
parties hereto with respect to the subject matter hereof. The terms and conditions of this Agreement shall supersede any conflicting terms and conditions of the Letters of Understanding.

     This Agreement has been executed by the parties hereto as of the date first above written.

JMC GROUP, INC.
JAMES MITCHELL & CO.
JMC INSURANCE SERVICES CORPORATION
JMC FINANCIAL CORPORATION


By:  /s/ Daniel M. Harkins
   -----------------------------------
     Daniel M. Harkins,
     Senior Vice President and General
     Counsel

CENTRAL FIDELITY NATIONAL BANK

By:  /s/ Erich A. Arthur
   -----------------------------------
           Authorized Officer